UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2006 (December 21, 2006)

NTELOS HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51798	36-4573125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Spring Lane, Suite 300, PO Box 1990, Waynesboro, Virginia 22980

(Address of Principal Executive Offices) (Zip Code)

(540) 946-3500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director.

On December 21, 2006, the Board of Directors (the “Board”) of NTELOS Holdings Corp. (the “Company”), upon recommendation of the Nominating and Governance Committee, elected Timothy G. Biltz as an independent director to serve until the Company’s 2007 Annual Meeting of Stockholders. In accordance with the Company’s shareholders agreement entered into in connection with the Company’s initial public offering (the “Shareholders Agreement”), the Board has been enlarged to eight members with the election of Mr. Biltz. Pursuant to the Shareholders Agreement, the Company’s principal shareholders, including Quadrangle Capital Partners LP and Citigroup Venture Capital Equity Partners, L.P., jointly designated Mr. Biltz as the new independent director. Mr. Biltz will also serve on the audit committee of the Board.

Mr. Biltz, age 48, serves on the board of directors and audit committee of iPCS, Inc., a wireless services provider. He has served as chairman of the board of iPCS, Inc. since November 6, 2006. From 1999 to August 2005, Mr. Biltz was the chief operating officer of SpectraSite, Inc., a publicly-traded wireless and broadcast signal tower company. SpectraSite was merged with American Tower Corporation in August 2005. From 1989 to 1999 Mr. Biltz was employed by Vanguard Cellular Systems, Inc. in a number of posts of increasing responsibility. Most recently, he had served as the executive vice president and chief operating officer, responsible for sales, marketing, information technology, distribution, operations and human resources.

Mr. Biltz does not have any relationship with the Company that would require disclosure pursuant to Item 404(a) of the Securities and Exchange Commission Regulation S-K. Mr. Biltz does not have a direct or indirect material interest in any existing or currently proposed transaction to which the Company is or may become a party.

With the election of Mr. Biltz to the Company’s audit committee, all of the members of the Company’s audit committee are now independent as defined in Rules 4200(a)(15) and 4350(d) of the NASD Listing Standards for Nasdaq-listed companies and Sections 10A(m)(3)(A) and (B) of the Securities Exchange Act of 1934, as amended.

On December 21, 2006, the Company issued a press release announcing the election of Mr. Biltz. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Amendment to SERP.

On December 21, 2006, the Board of Directors of NTELOS Inc., the wholly-owned subsidiary of the Company, amended and restated the NTELOS Inc. 2005 Executive Supplemental Retirement Plan (the “SERP”). The SERP was amended to comply with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended, which imposes new requirements on deferred compensation. The amendments to the SERP provide for (i) specific descriptions of the form and time of payment of benefits under the SERP, (ii) a change in what constitutes a termination of employment for purposes of triggering the payment of benefits under the SERP, (iii) changes in the definitions of “change of control” and “disability,” and (iv) a six month waiting period for payments under the SERP triggered in connection with a termination of employment.

A copy of the SERP, as amended and restated, is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	NTELOS Inc. 2005 Executive Supplemental Retirement Plan, as amended and restated December 21, 2006

99.1	Press Release dated December 21, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2006

NTELOS HOLDINGS CORP.

By:	/s/ Michael B. Moneymaker
Michael B. Moneymaker
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	NTELOS Inc. 2005 Executive Supplemental Retirement Plan, as amended and restated December 21, 2006

99.1	Press Release dated December 21, 2006